EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors and Stockholders
Parker & Parsley Petroleum Company

       We consent to the incorporation by reference in the Registration Statements (No. 33-38971, No. 33-47168, No. 33- 49612 and No. 33-79480) on Form
S-8 and (No. 333-21275) on Form S-3 of Parker & Parsley Petroleum Company and subsidiaries of our report dated January 29, 1997, relating to the consolidated balance sheets of Parker & Parsley Petroleum Company and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-K of Parker & Parsley Petroleum Company. Our report refers to changes in the method of accounting for the impairment of long-lived assets and for long-lived assets to be disposed of.




                                          KPMG PEAT MARWICK LLP

Midland, Texas
March 7, 1997


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